EXHIBIT 10b
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                           AMERICAN BRANDS, INC.

                   AMENDED SUPPLEMENTAL RETIREMENT PLAN

                AMENDMENTS TO PROVIDE FOR SUPPLEMENTAL TAX
               REFUND CONTRIBUTIONS AND TO PROVIDE THAT ALL
                   HIGHLY COMPENSATED EMPLOYEES RECEIVE
                   A BENEFIT IN EXCESS OF THE IRS LIMIT

                        ADOPTED ON OCTOBER 25, 1994

                         EFFECTIVE JANUARY 1, 1995

Section 2(a) was amended to read in its entirety as follows:

          (a) "Actual Earnings" means all earnings of an employee in any Plan Year for Qualifying Employment, including overtime and extra shift pay, holiday and vacation pay, amounts paid for periods of approved absence, back pay which has been either awarded or agreed to by the Company, earnings elected to be deferred by the Employee as tax deferred contributions under the Company's Profit-Sharing Plan, supplemental tax deferred amounts under this Plan, or as contributions under a plan established pursuant to Section 125 of the Internal Revenue Code, and all compensation under the Management Incentive Plan and Article XII of the By-laws of American paid during such Plan Year, but excluding (1) Worker's Compensation payments, (2) amounts paid by the Company for insurance, retirement or other benefits and bonuses, and (3) contributions to or allocations under any profit-sharing plan and benefits under this Plan or other benefits. The Actual Earnings of an employee covered under a disability income plan of the Company shall be deemed to continue as provided in the Retirement Plan.


A new Section 2(v) was added as follows:

          (v) "Tax Deferred Contributions" means salary reduction contributions elected to be made to the Profit-Sharing Plan pursuant to
Section 401(k) of the Internal Revenue Code.


Section 3 was amended to read in its entirety as follows:

          (a) Each person who was at any time a Highly Compensated Employee and to whom benefits become payable under the Retirement Plan shall be paid a supplemental annual retirement benefit under this Plan equal in amount to the difference between (i) the benefit paid under the Retirement Plan and the Affiliated Plans and (ii) the benefit that would be payable if the 40l(a)(17) Limitations and the 415 Limitations were not contained therein; provided, however, that for purposes of computing the amount of benefit under this Plan, years of Qualifying Employment shall not exceed 35. If such a Highly Compensated Employee's Surviving Spouse is entitled to a pre-retirement spouse's benefit under the Retirement Plan and subject to Section 6, the Surviving Spouse shall be paid a benefit hereunder equal to the difference between (i) the spouse's benefit payable under the Retirement Plan and the Affiliated Plans and (ii) the spouse's benefit that would be payable if the 40l(a)(17) Limitations and the 415 Limitations were not contained therein.
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          (b)  Each Executive Participant who at any time held the office of Vice President of the Company, or any office senior thereto, shall retire hereunder at the date of his termination of employment and be paid a supplemental annual retirement benefit under this Plan equal to 52 1/2% of the Executive Participant's Average Actual Earnings reduced (i) for an Executive Participant who retires prior to Normal Retirement Date with less than 35 years of Qualifying Employment by 1 1/2% of Average Actual Earnings for each year and fraction thereof that the Executive Participant's retirement date precedes Normal Retirement Date and further reduced (ii) by benefits payable under the Retirement Plan, the Affiliated Plans and the defined benefit pension plans of any other prior employer and supplemental retirement benefits payable under paragraph (a) of this Section 3. If a pre-retirement spouse's benefit is payable under the Retirement Plan to the Surviving Spouse of an Executive Participant who at any time before death held the office of Vice President of the Company, or any office senior thereto, or if an Executive Participant who held such office dies before supplemental retirement benefits commence with a Surviving Spouse eligible for a spouse's benefit under the Retirement Plan, the Surviving Spouse shall be paid a benefit hereunder, subject to Section 6, equal to the difference between (i) the spouse's benefit payable under the Retirement Plan and the Affiliated Plans and (ii) the spouse's benefit that would have been payable if the Participant's benefit had been calculated in accordance with the formula set forth in the first sentence of this paragraph (b) of this Section 3 (prior to any reduction for calculating the spouse's benefit).

          (c) Subject to Section 6, the supplemental retirement benefits provided by this Plan shall be paid to the Executive Participant or Highly Compensated Employee (or to any beneficiary designated by him in accordance with the Retirement Plan, or to his Surviving Spouse if eligible for a spouse's benefit under the Retirement Plan) concurrently with the payment of the benefits payable under the Retirement Plan and in a form permitted thereby. In the event the supplemental retirement benefit commences prior to Normal Retirement Date or is payable in a form other than an annuity for the life of the former employee only, the supplemental retirement benefit shall be adjusted to the same extent as under the Retirement Plan. The Committee may, however, direct that the supplemental retirement benefit payable with respect to a former employee be paid as an actuarially equivalent single sum payment (and shall direct that any supplemental retirement benefit with a present value of less than $3,500 shall be paid as an actuarially equivalent single sum payment), provided that (except for a distribution to pay taxes as provided in Section 5 and except as provided in Section 6) no such payment may be made prior to termination of Qualifying Employment or prior to the date that benefits may become payable under the Retirement Plan. In determining actuarial equivalency of a single sum payment in cash, there shall be used 120% of the applicable monthly immediate annuity purchase interest rate which would be used by the Pension Benefit Guaranty Corporation for the purpose of determining the present value of a single sum distribution on plan termination and the mortality table used at the time under the Retirement Plan for funding purposes.


Section 4 was amended to read in its entirety as follows:


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          Section 4.  SUPPLEMENTAL PROFIT-SHARING BENEFITS.

          (a) In the event that the Allocation under the Profit-Sharing Plan is limited by the 40l(a)(17) Limitations and the 415 Limitations for 1987 or any subsequent Plan Year for a Highly Compensated Employee, the Highly Compensated Employee shall receive a supplemental profit-sharing award under this Plan for such Plan Year equal to the difference between
(i) the Allocation actually made to the Highly Compensated Employee and
(ii) the Allocation that would have been made to the Profit-Sharing Plan for such Plan Year if the 40l(a)(17) Limitations and the 415 Limitations were not contained therein. In addition, in the event the contribution to the Profit-Sharing Plan for any Plan Year is limited by the 404(1) Limitation, each Highly Compensated Employee shall receive a supplemental profit-sharing award under this Plan for such Plan Year equal to the difference between (i) the Allocation actually made to the Highly Compensated Employee and (ii) the Allocation that would have been made to the Profit-Sharing Plan for such Plan Year for such Highly Compensated Employee if the contribution to the Profit-Sharing Plan was not limited by the 404(1) Limitation.

          (b) Except as provided in Section 6, the award for any Plan Year shall be made as of the first day of the following year and shall be deemed to be thereafter invested in an interest bearing investment selected by the Trusts Investment Committee (or successor committee) of the Company. The amount of a Highly Compensated Employee's supplemental profit-sharing benefits under this Plan shall be the aggregate amount of such awards together with any deemed investment gain thereon and less any deemed investment loss.

          (c) Supplemental profit-sharing awards and deemed investment gain thereon shall be fully vested and nonforfeitable.

          (d) Supplemental profit-sharing plan benefits shall be paid by a single sum payment as soon as practicable following termination of Qualifying Employment, subject to Section 6.

          (e) Subject to Section 6, a Highly Compensated Employee may designate a beneficiary to receive the unpaid portion of his supplemental profit-sharing benefits in the event of his death. The designation shall be made in a writing filed with the Committee on a form approved by it signed by the Highly Compensated Employee. If no effective designation of beneficiary shall be on file with the Committee when supplemental profit-sharing benefits would otherwise be distributable to a beneficiary, then such benefits shall be distributed to the spouse of the Highly Compensated Employee or, if there is no spouse, to the executor of the will or the administrator of his estate or, if no such executor or administrator shall be appointed within six months after his death, the Committee shall direct that distribution be made, in such shares as the Committee shall determine, to the child, parent or other blood relative of such Highly Compensated Employee or to such other person or persons as the Committee may determine.



The second sentence of Section 5 was amended to read in its entirety as follows:


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The Committee shall maintain records of supplemental profit-sharing awards and supplemental tax deferred amounts and related Company matching awards pursuant to Section 7 and the assumed investment thereof and records for the calculation of supplemental retirement benefits.


The preamble of Section 6 was amended to read in its entirety as follows:

          Notwithstanding Section 5 of this Plan, the Company may provide for the establishment of Grantor Trusts and Segregated Accounts by or for the benefit of individual Executive Participants to provide for the payment of benefits (other than supplemental tax deferred amounts and related Company matching awards pursuant to Section 7) under this Plan, consistent with the following provisions:


In Section 6(f), the reference to "Section 4(c)" was changed to "Section
4(b)".


In Section 6(g), the reference to "Section 3(b), (c) and (d) and Section 4(f)" was changed to "Section 3(a), (b) and (c) and Section 4(e)".


Sections 7 and 8 were redesignated as Sections 8 and 9, respectively, and a new Section 7 was added as follows:

          SECTION 7. SUPPLEMENTAL TAX DEFERRED AMOUNTS AND RELATED COMPANY MATCHING AWARDS.

          (a) A Highly Compensated Employee who is a participant in the Profit-Sharing Plan and whose Tax Deferred Contributions are limited by the 40l(a)(17) Limitations may elect that the Company reduce his compensation and credit him with a supplemental tax deferred amount under this Plan for any Plan Year equal to the difference between (i) an amount up to the maximum Tax Deferred Contribution that the Highly Compensated Employee could have elected to be made to the Profit-Sharing Plan but for the 40l(a)(17) Limitations and (ii) the maximum Tax Deferred Contribution that the Highly Compensated Employee could have elected to be made to the Profit-Sharing Plan with his compensation subject to the 40l(a)(17) Limitations; provided that the sum of the Tax Deferred Contributions to the Profit-Sharing Plan and the supplemental tax deferred amount credited under this Plan for a Highly Compensated Employee for any Plan Year shall not exceed the limitation set forth in Section 402(g) of the Internal Revenue Code, or any successor provision, for such Plan Year.

          (b) A Highly Compensated Employee who is credited with a supplemental tax deferred amount under Section 7(a) shall also be credited with a related Company matching award equal to his supplemental tax deferred amount for any Plan Year provided that the sum of the Company Matching Contribution (as defined in the Profit-Sharing Plan) to the Profit-Sharing Plan and such related Company matching award hereunder for any Plan Year shall not exceed 50% of the limitation set forth in Section 402(g) of the Internal Revenue Code, or any successor provision, for such Plan Year.


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

          (c) An election by a Highly Compensated Employee pursuant to paragraph (a) must be made by filing a form approved by the Committee with the Committee no later than the beginning of the Plan Year for which the election is to be effective specifying the amount of the supplemental tax deferred amount elected; provided that if a Highly Compensated Employee does not become eligible to elect Tax Deferred Contributions to the Profit-Sharing Plan until after the first day of a Plan Year, the Highly Compensated Employee may file his election pursuant to paragraph (a) for such Plan Year with the Committee no later than the effective date of the Highly Compensated Employee's eligibility to make Tax Deferred Contributions. An election pursuant to this paragraph will continue in effect for subsequent Plan Years unless changed by the Highly Compensated Employee by filing a form approved by the Committee with the Committee prior to the beginning of the Plan Year for which such change is to be effective. The election shall be irrevocable for any Plan Year.

          (d) The supplemental tax deferred amounts and Company matching awards pursuant to this Section 7 shall be deemed to have been made as of the first day of the Plan Year for which the election made pursuant to paragraph (c) is effective and shall be deemed to be thereafter invested in an interest bearing investment selected by the Trusts Investment Committee (or successor committee) of the Company. The amount of a Highly Compensated Employee's supplemental tax deferred amounts and related Company matching award benefits under this Plan shall be the aggregate amount of such awards together with any deemed investment gain thereon and less any deemed investment loss.

          (e) Supplemental tax deferred amounts and related Company matching awards under this Plan and deemed investment gain thereon shall be fully vested and nonforfeitable.

          (f) Benefits under this Section 7 shall be paid by a single sum cash payment as soon as practicable following termination of Qualifying Employment.

          (g) A Highly Compensated Employee may designate a beneficiary to receive the unpaid portion of his supplemental tax deferred contribution amounts and related Company matching award benefits in the event of his death. The designation shall be made in a writing filed with the Committee on a form approved by it and signed by the Highly Compensated Employee. If no effective designation of beneficiary shall be on file with the Committee when benefits under this Section 7 would otherwise be distributable to a beneficiary, then such benefits shall be distributed to the spouse of the Highly Compensated Employee or if there is no spouse, to the executor of the will or the administrator of his estate or, if no such executor or administrator shall be appointed within six months after his death, the Committee shall direct that distribution be made, in such shares as the Committee shall determine, to the child, parent or other blood relative of such Highly Compensated Employee or to such other person or persons as the Committee may determine.







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